UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2016

Momenta Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50797	04-3561634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 491-9700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2016, the board of directors (the “Board”) of Momenta Pharmaceuticals, Inc. (the “Company”) adopted the Momenta Pharmaceuticals, Inc. Equity Award Retirement Policy (the “Retirement Policy”) to provide for the treatment of options to purchase shares of the Company’s common stock (“Options”) and any restricted stock units that the company in the future grants subject to service-based (but not performance-based) vesting conditions (“RSUs”) upon a participant’s qualifying retirement from the Company.

Under the Retirement Policy, following the qualifying retirement of any employee of the Company or non-employee member of the Board (each, an “Eligible Participant”), the Eligible Participant’s then-outstanding RSUs and Options will continue to vest during the one year period following the retirement date.  In addition, the Eligible Participant will have until the first anniversary of the retirement date (or 90 days following the date an Option becomes first exercisable if such date is within the 90 days preceding the first anniversary of the retirement date) to exercise any vested Options, except that no Option may be exercised following the date upon which it would have become unexercisable under the applicable Option award agreement if the Eligible Participant had maintained the applicable service relationship with the Company. Benefits under the Retirement Policy are conditioned upon an Eligible Participant’s continued compliance with any non-competition, non-solicitation, confidentiality or other restrictive covenants with the Company.

The Retirement Policy became effective on the date it was adopted by the Board. The Board or its compensation committee may amend, modify or terminate the Retirement Policy at any time.

The foregoing description of the Retirement Policy does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)                       Exhibits.

Exhibit No.	Description

10.1	Momenta Pharmaceuticals, Inc. Equity Award Retirement Policy

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: December 16, 2016	By:	/s/ Craig A. Wheeler
Craig A. Wheeler
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Momenta Pharmaceuticals, Inc. Equity Award Retirement Policy